FOR IMMEDIATE RELEASE
DATE: January 22, 2026

Heritage Financial Announces Fourth Quarter and
Annual 2025 Results

Fourth Quarter 2025 Highlights
•Net income was $22.2 million, or $0.65 per diluted share, compared to $19.2 million, or $0.55 per diluted share, for the third quarter of 2025.
•Return on average assets increased to 1.27%, from 1.09% for the third quarter of 2025.
•Net interest income increased $1.0 million, or 1.7% (6.8% annualized), from the third quarter of 2025.
•Net interest margin increased to 3.72%, an increase of 8 basis points from 3.64% for the third quarter of 2025.
•Deposits increased $62.7 million, or 1.1% (4.2% annualized), from the third quarter of 2025.
•Cost of interest bearing deposits decreased to 1.83%, from 1.89% for the third quarter of 2025.
•Declared a regular cash dividend of $0.24 per share on January 16, 2026.
•Received regulatory and shareholder approvals to acquire Olympic Bancorp, Inc. ("Olympic"), which is expected to close on or about January 31, 2026, subject to the satisfaction of customary closing conditions.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $22.2 million for the fourth quarter of 2025, compared to $19.2 million for the third quarter of 2025 and $11.9 million for the fourth quarter of 2024. Diluted earnings per share were $0.65 for the fourth quarter of 2025, compared to $0.55 for the third quarter of 2025 and $0.34 for the fourth quarter of 2024. Adjusted diluted earnings per share(1) were $0.66 for the fourth quarter of 2025, compared to $0.56 for the third quarter of 2025 and $0.51 for the fourth quarter of 2024.
Bryan McDonald, President and Chief Executive Officer of the Company, commented, "We are very pleased with our operating results for the fourth quarter, which included stronger profitability, deposit growth, margin expansion and lower cost of deposits. The improvement in net interest margin provided an 8.6% increase in net interest income over fourth quarter 2024 levels. This quarter showed the strength of our quality banking franchise with 29% growth in adjusted diluted earnings per share from the same period in the prior year. We remain focused on generating long-term financial results for our shareholders."
Mr. McDonald continued, "We are also pleased with the progress made in completing the pending acquisition of Olympic and its subsidiary, Kitsap Bank. Having received both regulatory and shareholder approvals, we look forward to closing the transaction at the end of January and bringing together our two organizations.”

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.

Financial Highlights
The following table provides financial highlights as of the dates and for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(Dollars in thousands, except per share amounts)
Net income	$22,237	$19,169	$11,928
Diluted earnings per share	0.65	0.55	0.34
Adjusted diluted earnings per share (1)	0.66	0.56	0.51
Return on average assets(2)	1.27%	1.09%	0.66%
Return on average common equity(2)	9.68	8.52	5.46
Return on average tangible common equity(1)(2)	13.33	11.86	7.81
Adjusted return on average tangible common equity(1)(2)	13.51	12.16	11.59
Net interest margin(2)	3.72	3.64	3.36
Cost of total deposits(2)	1.32	1.37	1.39
Efficiency ratio	62.5	63.3	69.3
Adjusted efficiency ratio(1)	61.9	62.4	64.4
Noninterest expense to average total assets(2)	2.37	2.36	2.20
Total assets	$6,967,350	$7,011,879	$7,106,278
Loans receivable	4,783,266	4,769,160	4,802,123
Total deposits	5,920,199	5,857,464	5,684,613
Loan to deposit ratio(3)	80.8%	81.4%	84.5%
Book value per share	$27.13	$26.62	$25.40
Tangible book value per share(1)	19.98	19.46	18.22
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Total investment securities decreased $31.2 million, or 2.4%, to $1.28 billion at December 31, 2025, from $1.31 billion at September 30, 2025. Investment maturities and repayments totaled $37.7 million during the fourth quarter of 2025. The decrease was partially offset by purchases of $3.5 million and a $2.9 million decrease in unrealized losses on available for sale securities.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	December 31, 2025		September 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,702	0.9%	$11,642	0.9%	$60	0.5%
Municipal securities	51,423	4.0	51,197	3.9	226	0.4
Residential CMO and MBS(1)	275,268	21.5	298,737	22.8	(23,469)	(7.9)
Commercial CMO and MBS(1)	252,164	19.7	255,995	19.5	(3,831)	(1.5)
Corporate obligations	10,532	0.8	7,019	0.5	3,513	50.0
Other asset-backed securities	6,433	0.5	6,641	0.5	(208)	(3.1)
Total	$607,522	47.4%	$631,231	48.1%	$(23,709)	(3.8)%

	December 31, 2025		September 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,319	11.8%	$151,297	11.5%	$22	—%
Residential CMO and MBS(1)	217,707	17.0	224,654	17.1	(6,947)	(3.1)
Commercial CMO and MBS(1)	305,081	23.8	305,675	23.3	(594)	(0.2)
Total	$674,107	52.6%	$681,626	51.9%	$(7,519)	(1.1)%

Total investment securities	$1,281,629	100.0%	$1,312,857	100.0%	$(31,228)	(2.4)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS.

Loans receivable increased $14.1 million, or 0.3%, during the fourth quarter of 2025 due to new loan production for the quarter offset partially by an elevated level of prepaid and closed loans. New loans funded during the fourth quarter of 2025 were $173.1 million, compared to $174.5 million during the third quarter of 2025. Loan prepayments increased to $77.2 million during the quarter, compared to $75.6 million during the prior quarter. Loan payoffs increased to $74.5 million, compared to $55.8 million in the prior quarter.
Commercial and industrial loans decreased $1.1 million, or 0.1%, during the fourth quarter of 2025, due primarily to pay downs on outstanding balances, partially offset by new loan production of $28.8 million. Owner-occupied commercial real estate ("CRE") loans increased $12.1 million, or 1.2%, during the fourth quarter of 2025, due primarily to new loan production of $40.0 million, partially offset by pay downs on outstanding balances. Non-owner occupied CRE loans increased $119.7 million, or 6.2%, during the quarter, due primarily to transfers from commercial and multifamily construction loans and new loan production of $76.5 million, partially offset by pay downs on outstanding balances. Residential real estate loans decreased by $16.0 million, or 4.3%, during the quarter, due to loan payoffs. Residential construction loans increased by $4.9 million, or 5.4%, during the quarter, due primarily to new loan production. Commercial and multifamily construction loans decreased $103.2 million, or 29.4%, during the quarter, due primarily to transfers to non-owner occupied CRE loans and paydowns on outstanding balances.
The following table summarizes the Company's loans receivable at the dates indicated:

	December 31, 2025		September 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$818,000	17.1%	$819,076	17.2%	$(1,076)	(0.1)%
Owner-occupied CRE	1,034,829	21.6	1,022,727	21.4	12,102	1.2
Non-owner occupied CRE	2,057,844	43.0	1,938,190	40.6	119,654	6.2
Total commercial business	3,910,673	81.7	3,779,993	79.2	130,680	3.5
Residential real estate	358,834	7.5	374,875	7.9	(16,041)	(4.3)
Real estate construction and land development:
Residential	95,350	2.0	90,440	1.9	4,910	5.4
Commercial and multifamily	247,975	5.2	351,196	7.4	(103,221)	(29.4)
Total real estate construction and land development	343,325	7.2	441,636	9.3	(98,311)	(22.3)
Consumer	170,434	3.6	172,656	3.6	(2,222)	(1.3)
Loans receivable	$4,783,266	100.0%	$4,769,160	100.0%	$14,106	0.3

Total deposits increased $62.7 million, or 1.1%, to $5.92 billion at December 31, 2025 from $5.86 billion at September 30, 2025. Non-maturity deposits increased by $75.1 million, or 1.5%, from September 30, 2025, due primarily to an increase in customer balances in interest bearing demand accounts. The increase in non-maturity deposits was partially offset by a decrease of $12.4 million in certificates of deposit accounts.

The following table summarizes the Company's total deposits at the dates indicated:

	December 31, 2025		September 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,597,650	27.0%	$1,617,909	27.6%	$(20,259)	(1.3)%
Interest bearing demand deposits	1,627,259	27.5	1,526,685	26.1	100,574	6.6
Money market accounts	1,334,904	22.5	1,332,501	22.7	2,403	0.2
Savings accounts	422,523	7.1	430,127	7.3	(7,604)	(1.8)
Total non-maturity deposits	4,982,336	84.1	4,907,222	83.7	75,114	1.5
Certificates of deposit	937,863	15.9	950,242	16.3	(12,379)	(1.3)
Total deposits	$5,920,199	100.0%	$5,857,464	100.0%	$62,735	1.1%

Total borrowings decreased $118.0 million to $20.0 million at December 31, 2025, from $138.0 million at September 30, 2025. All outstanding borrowings at December 31, 2025 were with the Federal Home Loan Bank ("FHLB") and mature within one year.
Total stockholders' equity increased $17.4 million, or 1.9%, to $921.5 million at December 31, 2025, compared to $904.1 million at September 30, 2025, due primarily to $22.2 million of net income recognized for the quarter and a $2.2 million decrease in accumulated other comprehensive loss. These increases were partially offset by $8.2 million in dividends paid to common shareholders during the quarter.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at December 31, 2025.
The following table summarizes the capital ratios for the Company at the dates indicated:

	December 31, 2025	September 30, 2025
Stockholders' equity to total assets	13.2%	12.9%
Tangible common equity to tangible assets (1)	10.1	9.8
Common equity tier 1 capital ratio (2)	12.7	12.4
Leverage ratio (2)	10.8	10.5
Tier 1 capital ratio (2)	13.1	12.8
Total capital ratio (2)	14.1	13.8

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.10% at December 31, 2025 compared to 1.13% at September 30, 2025. The decrease in the ACL as a percentage of loans was due primarily to a change in the mix of loans due to decreases in the real estate construction and land development segment which has a higher ACL as a percentage of loans, offset by an increase in other segments with a lower ACL as a percentage of loans. During the fourth quarter of 2025, the Company recorded a $0.9 million reversal of provision for credit losses on loans, compared to a $1.6 million provision during the third quarter of 2025.
During the fourth quarter of 2025, the Company recorded a $95,000 provision for credit losses on unfunded commitments compared to a $212,000 provision during the third quarter of 2025. The provision for credit losses on unfunded commitments during the fourth quarter of 2025 was due primarily to a decrease in utilization rates.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("ACL on Unfunded"), and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$53,974	$952	$54,926	$52,529	$740	$53,269	$51,391	$508	$51,899
(Reversal of) provision for credit losses	(909)	95	(814)	1,563	212	1,775	1,104	79	1,183
(Net charge-offs) / recoveries	(481)	—	(481)	(118)	—	(118)	(27)	—	(27)
Balance, end of period	$52,584	$1,047	$53,631	$53,974	$952	$54,926	$52,468	$587	$53,055

Credit Quality
Classified loans (loans rated substandard or worse) increased $22.4 million from the prior quarter, resulting in the percentage of classified loans to loans receivable increasing to 2.4% at December 31, 2025, compared to 2.0% at September 30, 2025.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	December 31, 2025		September 30, 2025
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,595,321	96.1%	$4,574,623	95.9%
Special Mention	71,122	1.5	100,160	2.1
Substandard	116,823	2.4	94,377	2.0
Total	$4,783,266	100.0%	$4,769,160	100.0%
Nonaccrual loans increased by $3.4 million during the fourth quarter of 2025 due primarily to the migration of three non-owner occupied CRE loans totaling $3.9 million, offset partially by principal payments received. The following table illustrates changes in nonaccrual loans during the periods indicated:

	Quarter Ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(Dollars in thousands)
Balance, beginning of period	$17,612	$9,865	$4,301
Additions	4,446	8,288	160
Net principal payments and transfers to accruing status	(1,082)	(207)	(250)
Payoffs	—	(137)	(132)
Charge-offs	—	(197)	—
Balance, end of period	$20,976	$17,612	$4,079
Nonaccrual loans to loans receivable	0.44%	0.37%	0.08%

Liquidity
Total liquidity sources available at December 31, 2025 were $2.62 billion. This included on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at December 31, 2025 represented a coverage ratio of 44.2% of total deposits and 107.7% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity as of the dates indicated:

	Quarter Ended
	December 31, 2025	September 30, 2025
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$233,089	$245,491
Unencumbered investment securities available for sale (1)	606,968	630,666
Total on-balance sheet liquidity	$840,057	$876,157
Off-balance sheet liquidity
FRB borrowing availability	$346,307	$347,119
FHLB borrowing availability (2)	1,285,640	1,140,425
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,776,947	$1,632,544
Total available liquidity	$2,617,004	$2,508,701
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.31 billion at December 31, 2025 based on pledged assets, however, maximum credit capacity was 45% of the Bank's total assets one quarter in arrears or $3.15 billion.

Net Interest Margin and Net Interest Income
Net interest margin increased 8 basis points to 3.72% during the fourth quarter of 2025, from 3.64% during the third quarter of 2025.
The yield on interest earning assets decreased one basis point to 5.03% for the fourth quarter of 2025, compared to 5.04% for the third quarter of 2025. The yield on loans receivable increased one basis point to 5.54% during the fourth quarter of 2025, compared to 5.53% during the third quarter of 2025 as new loans were booked and adjustable rate loans repriced at higher rates, partially offset by the impacts of the three fed funds rate cuts occurring during the last four months of the year.
The cost of interest bearing deposits decreased six basis points to 1.83% for the fourth quarter of 2025, from 1.89% for the third quarter of 2025. This decrease was primarily due to a decrease in certificate of deposit rates.
Net interest income increased $1.0 million, or 1.7%, during the fourth quarter of 2025 compared to the third quarter of 2025 due to a decrease in interest expense of $1.6 million, offset partially by a $0.6 million decrease in total interest income.
Net interest margin increased 36 basis points to 3.72% during the fourth quarter of 2025, compared to 3.36% for the same period in the prior year. Net interest income increased $4.6 million, or 8.6%, during the fourth quarter of 2025 compared to the same period in the prior year. The increase was due primarily to a change in the mix of earning assets to higher yielding loan balances and a decrease in deposit and borrowing interest expense due to lower rates and lower borrowing balances.
The following table provides net interest income information for the periods indicated:

	Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$4,770,300	$66,669	5.54%	$4,762,648	$66,422	5.53%	$4,717,748	$64,864	5.47%
Taxable securities	1,285,948	10,546	3.25	1,314,374	11,102	3.35	1,514,210	12,510	3.29
Nontaxable securities (3)	15,578	135	3.44	15,242	138	3.59	16,138	146	3.60
Interest earning deposits	151,477	1,512	3.96	166,182	1,846	4.41	119,275	1,440	4.80
Total interest earning assets	6,223,303	78,862	5.03%	6,258,446	79,508	5.04%	6,367,371	78,960	4.93%
Noninterest earning assets	730,807			747,694			781,923
Total assets	$6,954,110			$7,006,140			$7,149,294
Interest Bearing Liabilities:
Certificates of deposit	$950,097	$8,425	3.52%	$955,737	$8,822	3.66%	$947,929	$10,070	4.23%
Savings accounts	424,214	277	0.26	428,256	296	0.27	432,287	280	0.26

	Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest bearing demand and money market accounts	2,876,278	10,874	1.50	2,833,048	11,003	1.54	2,631,577	9,622	1.45
Total interest bearing deposits	4,250,589	19,576	1.83	4,217,041	20,121	1.89	4,011,793	19,972	1.98
Junior subordinated debentures	22,312	455	8.09	22,239	474	8.46	22,019	512	9.25
Borrowings	43,228	470	4.31	136,582	1,542	4.48	373,493	4,713	5.02
Total interest bearing liabilities	4,316,129	20,501	1.88%	4,375,862	22,137	2.01%	4,407,305	25,197	2.27%
Noninterest demand deposits	1,635,539			1,625,945			1,703,357
Other noninterest bearing liabilities	90,988			112,053			170,324
Stockholders’ equity	911,454			892,280			868,308
Total liabilities and stockholders’ equity	$6,954,110			$7,006,140			$7,149,294
Net interest income and spread		$58,361	3.15%		$57,371	3.03%		$53,763	2.66%
Net interest margin			3.72%			3.64%			3.36%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $1.0 million, $1.1 million and $0.9 million for the fourth quarter of 2025, third quarter of 2025 and fourth quarter of 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased $338,000 to $8.0 million during the fourth quarter of 2025 from $8.3 million during the third quarter of 2025. The decrease was due primarily to decreases in card revenue and a decrease in other income, offset partially by an increase in interest rate swap fees due to increased swap activity and an increase in bank owned life insurance ("BOLI") income due to the recognition of a death benefit.
Noninterest income increased $4.7 million during the fourth quarter of 2025 from the same period in 2024 due primarily to a $3.9 million loss recognized in the fourth quarter of 2024 resulting from the sale of investment securities as part of the strategic repositioning of the Company's balance sheet and an increase in BOLI income as the Company incurred $508,000 in costs related to the restructuring of the BOLI portfolio in the fourth quarter of 2024.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2025	September 30, 2025	December 31, 2024	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$3,052	$3,046	$2,892	$6	0.2%	$160	5.5%
Card revenue	1,792	2,209	1,849	(417)	(18.9)	(57)	(3.1)
Loss on sale of investment securities	—	—	(3,903)	—	—	3,903	100.0
Interest rate swap fees	381	96	357	285	296.9	24	6.7
BOLI income	1,172	1,008	256	164	16.3	916	357.8
Gain on sale of other assets, net	—	—	23	—	—	(23)	(100.0)
Other income	1,590	1,966	1,816	(376)	(19.1)	(226)	(12.4)
Total noninterest income (loss)	$7,987	$8,325	$3,290	$(338)	(4.1)%	$4,697	142.8%

Noninterest Expense
Noninterest expense decreased $132,000, or 0.3%, to $41.5 million during the fourth quarter of 2025, compared to $41.6 million in the third quarter of 2025. Compensation and employee benefits increased due to an increase in the accrual for incentive compensation. Professional fees decreased due primarily to lower merger related costs recognized in the fourth quarter of 2025 associated with the acquisition of Olympic.
Noninterest expense increased $1.9 million, or 4.9%, during the fourth quarter of 2025 compared to the same period in 2024 due primarily to an increase in compensation and employee benefits due to annual merit increases in base pay, an increase in benefit expense and incentive compensation expense accruals.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2025	September 30, 2025	December 31, 2024	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$26,675	$26,082	$24,236	$593	2.3%	$2,439	10.1%
Occupancy and equipment	4,450	4,665	4,742	(215)	(4.6)	(292)	(6.2)
Data processing	3,681	3,754	4,020	(73)	(1.9)	(339)	(8.4)
Marketing	296	284	405	12	4.2	(109)	(26.9)
Professional services	1,070	1,332	663	(262)	(19.7)	407	61.4
State/municipal business and use taxes	1,247	1,235	1,180	12	1.0	67	5.7
Federal deposit insurance premium	789	796	829	(7)	(0.9)	(40)	(4.8)
Amortization of intangible assets	285	284	399	1	0.4	(114)	(28.6)
Other expense	2,990	3,183	3,066	(193)	(6.1)	(76)	(2.5)
Total noninterest expense	$41,483	$41,615	$39,540	$(132)	(0.3)%	$1,943	4.9%

Income Tax Expense
Income tax expense increased $305,000 to $3.4 million during the fourth quarter of 2025, compared to $3.1 million during the third quarter of 2025 due to an increase in pre-tax income.
Income tax expense and the effective income tax rate decreased in the fourth quarter of 2025, compared to same period in 2024 due primarily to additional tax expense of $2.4 million related to BOLI restructuring during the fourth quarter of 2024, partially offset by increased income tax expense on higher pre-tax income during the fourth quarter of 2025.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	December 31, 2025	September 30, 2025	December 31, 2024	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$25,679	$22,306	$16,330	$3,373	$9,349
Income tax expense	$3,442	$3,137	$4,402	$305	$(960)
Effective income tax rate	13.4%	14.1%	27.0%	(0.7)%	(13.6)%

Dividends
On January 16, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on February 11, 2026 to shareholders of record as of the close of business on January 28, 2026.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, January 22, 2026 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 927284 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through February 5, 2026 by dialing (866) 813-9403 -- access code 715393.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a network of 50 branches and one loan production office in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Bryan McDonald, President and Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets, including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages and a potential recession or slowed economic growth; changes in the interest rate environment, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; effects on the U.S. economy resulting from the threat or implementation of, or changes to existing, policies and executive orders, including tariffs, immigration policy, regulatory and other governmental agencies, DEI and ESG initiatives, consumer protection, foreign policy, and tax regulations; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (including by type of geographic area, collateral and industry) within our loan portfolio; disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and financial technology companies; our ability to implement our organic and acquisition growth strategies, including the pending acquisition of Olympic, and our ability to successfully integrate Olympic's customers and operations following the acquisition; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions, including the pending acquisition of Olympic; loss of, or inability to attract, key personnel; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including as a result of the acquisition of Olympic, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, foreign relations, and other external events on our business and the businesses of our clients; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Cash on hand and in banks	$52,587	$74,030	$58,821
Interest earning deposits	180,502	171,461	58,279
Cash and cash equivalents	233,089	245,491	117,100
Investment securities available for sale, at fair value (amortized cost of $647,505, $674,108 and $835,592, respectively)	607,522	631,231	764,394
Investment securities held to maturity, at amortized cost (fair value of $625,287, $628,049 and $623,452, respectively)	674,107	681,626	703,285
Total investment securities	1,281,629	1,312,857	1,467,679
Loans receivable	4,783,266	4,769,160	4,802,123
Allowance for credit losses on loans	(52,584)	(53,974)	(52,468)
Loans receivable, net	4,730,682	4,715,186	4,749,655
Premises and equipment, net	74,690	70,382	71,580
Federal Home Loan Bank stock, at cost	5,163	10,473	21,538
BOLI	105,974	105,464	111,699
Accrued interest receivable	19,280	19,146	19,483
Prepaid expenses and other assets	273,925	289,677	303,452
Other intangible assets, net	1,979	2,264	3,153
Goodwill	240,939	240,939	240,939
Total assets	$6,967,350	$7,011,879	$7,106,278

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,597,650	$1,617,909	$1,654,955
Interest bearing deposits	4,322,549	4,239,555	4,029,658
Total deposits	5,920,199	5,857,464	5,684,613
Borrowings	20,000	138,000	383,000
Junior subordinated debentures	22,350	22,277	22,058
Accrued expenses and other liabilities	83,297	90,074	153,080
Total liabilities	6,045,846	6,107,815	6,242,751

Common stock	531,100	529,949	531,674
Retained earnings	421,619	407,561	387,097
Accumulated other comprehensive loss, net	(31,215)	(33,446)	(55,244)
Total stockholders' equity	921,504	904,064	863,527
Total liabilities and stockholders' equity	$6,967,350	$7,011,879	$7,106,278

Shares outstanding	33,963,500	33,956,738	33,990,827

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest Income
Interest and fees on loans	$66,669	$66,422	$64,864	$262,900	$247,472
Taxable interest on investment securities	10,546	11,102	12,510	44,966	54,972
Nontaxable interest on investment securities	135	138	146	549	651
Interest on interest earning deposits	1,512	1,846	1,440	5,821	6,617
Total interest income	78,862	79,508	78,960	314,236	309,712
Interest Expense
Deposits	19,576	20,121	19,972	79,336	75,069
Junior subordinated debentures	455	474	512	1,872	2,139
Borrowings	470	1,542	4,713	8,623	23,140
Total interest expense	20,501	22,137	25,197	89,831	100,348
Net interest income	58,361	57,371	53,763	224,405	209,364
(Reversal of) provision for credit losses	(814)	1,775	1,183	1,968	6,282
Net interest income after (reversal of) provision for credit losses	59,175	55,596	52,580	222,437	203,082
Noninterest Income
Service charges and other fees	3,052	3,046	2,892	12,005	11,285
Card revenue	1,792	2,209	1,849	7,742	7,752
Loss on sale of investment securities, net	—	—	(3,903)	(10,741)	(22,742)
Gain on sale of loans, net	—	—	—	—	26
Interest rate swap fees	381	96	357	496	409
BOLI income	1,172	1,008	256	4,378	2,967
Gain on sale of other assets, net	—	—	23	8	1,552
Other income	1,590	1,966	1,816	7,844	6,224
Total noninterest income (loss)	7,987	8,325	3,290	21,732	7,473
Noninterest Expense
Compensation and employee benefits	26,675	26,082	24,236	104,023	98,527
Occupancy and equipment	4,450	4,665	4,742	18,881	19,289
Data processing	3,681	3,754	4,020	14,998	14,899
Marketing	296	284	405	1,251	988
Professional services	1,070	1,332	663	4,258	2,515
State/municipal business and use taxes	1,247	1,235	1,180	4,907	4,889
Federal deposit insurance premium	789	796	829	3,207	3,260
Amortization of intangible assets	285	284	399	1,174	1,640
Other expense	2,990	3,183	3,066	12,867	12,289
Total noninterest expense	41,483	41,615	39,540	165,566	158,296
Income before income taxes	25,679	22,306	16,330	78,603	52,259
Income tax expense	3,442	3,137	4,402	11,071	9,001
Net income	$22,237	$19,169	$11,928	$67,532	$43,258

Basic earnings per share	$0.66	$0.56	$0.35	$1.99	$1.26
Diluted earnings per share	$0.65	$0.55	$0.34	$1.96	$1.24
Dividends declared per share	$0.24	$0.24	$0.23	$0.96	$0.92
Average shares outstanding - basic	33,957,987	33,953,810	34,109,339	33,996,149	34,465,323
Average shares outstanding - diluted	34,405,793	34,413,386	34,553,139	34,456,904	34,899,036

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Year Ended December 31,
	2025			2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable(2)(3)	$4,773,760	$262,900	5.51%	$4,536,499	$247,472	5.46%
Taxable securities	1,350,278	44,966	3.33	1,653,295	54,972	3.32
Nontaxable securities(3)	15,449	549	3.55	18,425	651	3.53
Interest earning deposits	135,603	5,821	4.29	125,036	6,617	5.29
Total interest earning assets	6,275,090	314,236	5.01%	6,333,255	309,712	4.89%
Noninterest earning assets	752,048			799,791
Total assets	$7,027,138			$7,133,046
Interest Bearing Liabilities:
Certificates of deposit	$966,429	$36,266	3.75%	$857,079	$36,922	4.31%
Savings accounts	426,124	1,154	0.27	451,528	920	0.20
Interest bearing demand and money market accounts	2,796,909	41,916	1.50	2,640,487	37,227	1.41
Total interest bearing deposits	4,189,462	79,336	1.89	3,949,094	75,069	1.90
Junior subordinated debentures	22,201	1,872	8.43	21,910	2,139	9.76
Borrowings	185,544	8,623	4.65	456,448	23,140	5.07
Total interest bearing liabilities	4,397,207	89,831	2.04%	4,427,452	100,348	2.27%
Noninterest demand deposits	1,623,952			1,669,301
Other noninterest bearing liabilities	118,300			182,121
Stockholders’ equity	887,679			854,172
Total liabilities and stockholders’ equity	$7,027,138			$7,133,046
Net interest income and spread		$224,405	2.97%		$209,364	2.62%
Net interest margin			3.58%			3.31%
(1) Average balances are calculated using daily balances.
(2) Average loans receivable includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $3.7 million and $3.6 million for the year ended December 31, 2025 and 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Allowance for Credit Losses on Loans:
Balance, beginning of period	$53,974	$52,529	$51,391	$52,468	$47,999
(Reversal of) provision for credit losses on loans	(909)	1,563	1,104	1,508	6,983
Charge-offs:
Commercial business	(565)	(195)	(4)	(1,436)	(2,953)
Residential real estate	—	(27)	—	(27)	—
Consumer	(75)	(152)	(92)	(485)	(538)
Total charge-offs	(640)	(374)	(96)	(1,948)	(3,491)
Recoveries:
Commercial business	140	219	48	403	855
Residential real estate	—	1	—	1	—
Consumer	19	36	21	152	122
Total recoveries	159	256	69	556	977
Net (charge-offs) recoveries	(481)	(118)	(27)	(1,392)	(2,514)
Balance, end of period	$52,584	$53,974	$52,468	$52,584	$52,468
Net charge-offs on loans to average loans receivable annualized	0.04%	0.01%	—%	0.03%	0.06%

	December 31, 2025	September 30, 2025	December 31, 2024
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$6,886	$3,418	$3,919
Residential real estate	1,196	1,290	—
Real estate construction and land development	12,408	12,760	—
Consumer	486	144	160
Total nonaccrual loans	20,976	17,612	4,079
Accruing loans past due 90 days or more	194	3,338	1,195
Total nonperforming loans	21,170	20,950	5,274
Other real estate owned	—	—	—
Nonperforming assets	$21,170	$20,950	$5,274

ACL on loans to:
Loans receivable	1.10%	1.13%	1.09%
Nonaccrual loans	250.69%	306.46%	1,286.30%
Nonaccrual loans to loans receivable	0.44%	0.37%	0.08%
Nonperforming loans to loans receivable	0.44%	0.44%	0.11%
Nonperforming assets to total assets	0.30%	0.30%	0.07%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Earnings:
Net interest income	$58,361	$57,371	$54,983	$53,690	$53,763
(Reversal of) provision for credit losses	(814)	1,775	956	51	1,183
Noninterest income	7,987	8,325	1,517	3,903	3,290
Noninterest expense	41,483	41,615	41,085	41,383	39,540
Net income	22,237	19,169	12,215	13,911	11,928
Basic earnings per share	$0.66	$0.56	$0.36	$0.41	$0.35
Diluted earnings per share	$0.65	$0.55	$0.36	$0.40	$0.34
Adjusted diluted earnings per share (1)	$0.66	$0.56	$0.53	$0.49	$0.51
Average Balances:
Loans receivable	$4,770,300	$4,762,648	$4,768,558	$4,793,917	$4,717,748
Total investment securities	1,301,526	1,329,616	1,390,064	1,443,662	1,530,348
Total interest earning assets	6,223,303	6,258,446	6,286,309	6,333,697	6,367,371
Total assets	6,954,110	7,006,140	7,046,943	7,103,227	7,149,294
Total interest bearing deposits	4,250,589	4,217,041	4,176,052	4,112,343	4,011,793
Total noninterest demand deposits	1,635,539	1,625,945	1,602,987	1,631,268	1,703,357
Stockholders' equity	911,454	892,280	879,808	866,629	868,308
Financial Ratios:
Return on average assets (2)	1.27%	1.09%	0.70%	0.79%	0.66%
Return on average common equity (2)	9.68	8.52	5.57	6.51	5.46
Return on average tangible common equity (1)(2)	13.33	11.86	7.85	9.22	7.81
Adjusted return on average tangible common equity (1)(2)	13.51	12.16	11.59	11.21	11.59
Efficiency ratio	62.5	63.3	72.7	71.9	69.3
Adjusted efficiency ratio (1)	61.9	62.4	64.9	67.3	64.4
Noninterest expense to average total assets (2)	2.37	2.36	2.34	2.36	2.20
Net interest spread (2)	3.15	3.03	2.89	2.79	2.66
Net interest margin (2)	3.72	3.64	3.51	3.44	3.36
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Select Balance Sheet:
Total assets	$6,967,350	$7,011,879	$7,070,641	$7,129,862	$7,106,278
Loans receivable	4,783,266	4,769,160	4,774,855	4,764,848	4,802,123
Total investment securities	1,281,629	1,312,857	1,346,274	1,413,903	1,467,679
Total deposits	5,920,199	5,857,464	5,784,413	5,845,335	5,684,613
Noninterest demand deposits	1,597,650	1,617,909	1,584,231	1,621,890	1,654,955
Stockholders' equity	921,504	904,064	888,212	881,515	863,527
Financial Measures:
Book value per share	$27.13	$26.62	$26.16	$25.85	$25.40
Tangible book value per share (1)	19.98	19.46	18.99	18.70	18.22
Stockholders' equity to total assets	13.2%	12.9%	12.6%	12.4%	12.2%
Tangible common equity to tangible assets (1)	10.1	9.8	9.4	9.3	9.0
Loans to deposits ratio	80.8	81.4	82.5	81.5	84.5
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.7%	12.4%	12.2%	12.2%	12.0%
Leverage ratio	10.8	10.5	10.3	10.2	10.0
Tier 1 capital ratio	13.1	12.8	12.6	12.6	12.4
Total capital ratio	14.1	13.8	13.6	13.6	13.3
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.10%	1.13%	1.10%	1.09%	1.09%
Nonaccrual loans	250.7	306.5	532.5	1,175.3	1,286.3
Nonaccrual loans to loans receivable	0.44	0.37	0.21	0.09	0.08
Nonperforming loans to loans receivable	0.44	0.44	0.39	0.09	0.11
Nonperforming assets to total assets	0.30	0.30	0.26	0.06	0.07
Net charge-offs on loans to average loans receivable (3)	0.04	0.01	0.04	0.03	0.00
Criticized Loans by Credit Quality Rating:
Special mention	$71,122	$100,160	$114,146	$113,704	$110,725
Substandard	116,823	94,377	99,715	64,387	68,318
Other Metrics:
Number of branches	50	50	50	50	50
Deposits per branch	$118,404	$117,149	$115,688	$116,907	$113,692
Average number of full-time equivalent employees	742	749	745	757	751
Average assets per full-time equivalent employee	9,372	9,354	9,459	9,383	9,520
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.

The Company believes that presenting the adjusted diluted earnings per share provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Diluted Earnings per Share and Adjusted Diluted Earnings per Share:
Net income (GAAP)	$22,237	$19,169	$12,215	$13,911	$11,928
Exclude loss on sale of investment securities, net	—	—	6,854	3,887	3,903
Exclude merger related costs	385	635	—	—	—
Exclude gain on sale of premises and equipment	—	—	(5)	(3)	(23)
Exclude tax effect of adjustment	(81)	(133)	(1,438)	(816)	(815)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	—	508
Exclude tax expense related to BOLI restructuring	—	—	515	—	2,371
Adjusted net income (non-GAAP)	$22,541	$19,671	$18,141	$16,979	$17,872

Average number of diluted shares outstanding	34,405,793	34,413,386	34,446,710	34,506,238	34,553,139

Diluted earnings per share (GAAP)	$0.65	$0.55	$0.36	$0.40	$0.34
Adjusted diluted earnings per share (non-GAAP)	$0.66	$0.56	$0.53	$0.49	$0.51

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$921,504	$904,064	$888,212	$881,515	$863,527
Exclude intangible assets	(242,918)	(243,203)	(243,487)	(243,789)	(244,092)
Tangible common equity (non-GAAP)	$678,586	$660,861	$644,725	$637,726	$619,435

Total assets (GAAP)	$6,967,350	$7,011,879	$7,070,641	$7,129,862	$7,106,278
Exclude intangible assets	(242,918)	(243,203)	(243,487)	(243,789)	(244,092)
Tangible assets (non-GAAP)	$6,724,432	$6,768,676	$6,827,154	$6,886,073	$6,862,186

Stockholders' equity to total assets (GAAP)	13.2%	12.9%	12.6%	12.4%	12.2%
Tangible common equity to tangible assets (non-GAAP)	10.1%	9.8%	9.4%	9.3%	9.0%

Shares outstanding	33,963,500	33,956,738	33,953,194	34,105,516	33,990,827

Book value per share (GAAP)	$27.13	$26.62	$26.16	$25.85	$25.40
Tangible book value per share (non-GAAP)	$19.98	$19.46	$18.99	$18.70	$18.22

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$22,237	$19,169	$12,215	$13,911	$11,928
Add amortization of intangible assets	285	284	302	303	399
Exclude tax effect of adjustment	(60)	(60)	(63)	(64)	(84)
Tangible net income (non-GAAP)	$22,462	$19,393	$12,454	$14,150	$12,243

Tangible net income (non-GAAP)	$22,462	$19,393	$12,454	$14,150	$12,243
Exclude loss on sale of investment securities, net	—	—	6,854	3,887	3,903
Exclude merger related costs	385	635	—	—	—
Exclude gain on sale of premises and equipment	—	—	(5)	(3)	(23)
Exclude tax effect of adjustment	(81)	(133)	(1,438)	(816)	(815)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	—	508
Exclude tax expense related to BOLI restructuring	—	—	515	—	2,371
Adjusted tangible net income (non-GAAP)	$22,766	$19,895	$18,380	$17,218	$18,187

Average stockholders' equity (GAAP)	$911,454	$892,280	$879,808	$866,629	$868,308
Exclude average intangible assets	(243,069)	(243,350)	(243,651)	(243,945)	(244,302)
Average tangible common stockholders' equity (non-GAAP)	$668,385	$648,930	$636,157	$622,684	$624,006

Return on average common equity, annualized (GAAP)	9.68%	8.52%	5.57%	6.51%	5.46%
Return on average tangible common equity, annualized (non-GAAP)	13.33%	11.86%	7.85%	9.22%	7.81%
Adjusted return on average tangible common equity, annualized (non-GAAP)	13.51%	12.16%	11.59%	11.21%	11.59%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$41,483	$41,615	$41,085	$41,383	$39,540
Exclude merger related costs	$385	$635	$—	$—	$—
Adjusted noninterest expense (non-GAAP)	$41,098	$40,980	$41,085	$41,383	$39,540

Net interest income (GAAP)	$58,361	$57,371	$54,983	$53,690	$53,763

Total noninterest income (GAAP)	$7,987	$8,325	$1,517	$3,903	$3,290
Exclude loss on sale of investment securities, net	—	—	6,854	3,887	3,903
Exclude gain on sale of premises and equipment	—	—	(5)	(3)	(23)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	—	508
Adjusted total noninterest income (non-GAAP)	$7,987	$8,325	$8,366	$7,787	$7,678

Efficiency ratio (GAAP)	62.5%	63.3%	72.7%	71.9%	69.3%
Adjusted efficiency ratio (non-GAAP)	61.9%	62.4%	64.9%	67.3%	64.4%